Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption "Experts" and to the use in this Registration Statement on Form S-1 of our reports dated March 26, 2012 relating to the consolidated financial statements and financial statement schedules of Atlas Financial Holdings, Inc.
/s/ Johnson Lambert LLP
August 13, 2012